UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2013

Net Element International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34887	98-0668024
(State or other jurisdiction of incorporation)	(Commission (File Number)	(I.R.S. Employer Identification No.)

1450 S. Miami Avenue, Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (305) 507-8808

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Contribution Agreement and Acquisition of Assets of Unified Payments

On April 16, 2013, Net Element International, Inc. (the “Company”) entered into a Contribution Agreement (the “Contribution Agreement”) with Unified Payments, LLC, a Delaware limited liability company (“Unified Payments”), TOT Group, Inc., a Delaware corporation (formerly known as TOT, Inc.), which is a direct subsidiary of the Company (“TOT Group”), Oleg Firer, individually, and Georgia Notes 18 LLC, a Florida limited liability company. Pursuant to the Contribution Agreement, on April 16, 2013, certain subsidiaries of TOT Group, which were formed for the purpose of effectuating the transactions contemplated by the Contribution Agreement, acquired substantially all of the business assets of Unified Payments pursuant to the contribution of its business assets as further described below.

Pursuant to the Contribution Agreement, Unified Payments and certain of its subsidiaries contributed to certain subsidiaries of TOT Group all of their business, assets, properties, operations and rights, including, without limitation, all assets related to their business, all contracts and rights relating thereto, all rights and documents incident to their business, all rights to insurance proceeds, all intellectual property and other intangible assets related to their business, all real property leases, all accounts, cash, cash equivalents, accounts receivable, prepaid expenses and deposits and all goodwill associated with their business.

As consideration for Unified Payments’ and its subsidiaries’ contribution of their assets to TOT Group subsidiaries, (a) the Company agreed to contribute to a subsidiary of TOT Group 70% of the equity interests in the Company’s subsidiary, OOO TOT Money (through which the Company operates its mobile commerce payment processing business); (b) TOT Group issued to Unified Payments 10% of TOT Group’s issued and outstanding common stock; and (c) TOT Group assumed the following liabilities of Unified Payments and its subsidiaries:

(i) Unified Payments’ long-term indebtedness, including liabilities related to the outstanding preferred membership interest in Unified Payments, the net amount of which was approximately $23.4 million as of March 31, 2013.

(ii) All other liabilities of Unified Payments and its subsidiaries reflected or reserved against on Unified Payments’ balance sheet as of the closing date, except that bonus, deferred and other compensation obligations will be payable only from available cash of TOT Group from its future net profits, if any. These other liabilities that were assumed total approximately $1.2 million (including approximately $900,000 of compensation obligations).

(iii) All obligations of Unified Payments and its subsidiaries under real property leases arising and to be performed on or after the closing date. These assumed obligations include, among other things, obligations under leases for the properties described under “Business of Unified Payments—Properties” below.

(iv) All obligations of Unified Payments and its subsidiaries under personal property leases arising and to be performed on or after the closing date, except that no lease obligations were assumed relating to any vehicles other than one car lease that expires on August 4, 2013.

(v) All obligations of Unified Payments and its subsidiaries under other contracts and governmental licenses and permits arising and to be performed on or after the closing date.

Business of Unified Payments

Following is a description of Unified Payments’ business. While the following description refers to Unified Payments, the Company plans to eventually change the name under which Unified Payments’ business is operated to TOT Payments.

Unified Payments provides comprehensive turnkey, payment-processing solutions to small and medium size business owners (merchants) and independent sales organizations across the United States. Unified Payments was formed as a Delaware limited liability company on December 20, 2010 under the name Star Acquisition Vehicle, LLC for the purpose of acquiring certain assets of Star Capital Management, LLC (formed on June 9, 2008 as a Florida limited liability company).

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On January 11, 2011, a majority of the payment processing assets of Star Capital Management, LLC and certain of its subsidiaries were acquired by Unified Payments. In connection with the acquisition, several subsidiaries of Unified Payments assumed approximately $27.4 million of notes payable. Simultaneous with this acquisition, PC Acquisition, LLC, a participating lender in certain of the assumed notes payable, and also a subsidiary of Pipeline Cynergy Holdings LLC, a company majority owned by The ComVest Group, was issued warrants to acquire 51% of Unified Payments’ outstanding Class A units for an aggregate exercise price of $1. These warrants vested immediately and had an expiration date of January 11, 2026. Additionally, PC Acquisition, LLC held an option to purchase the remaining 49% of Unified Payments’ outstanding Class A units based on the fair market value of Unified Payments to be determined as of the end of the calendar month preceding the date of exercise, as determined by an independent third party appraiser. This option vested immediately and had an expiration date of January 11, 2018. The Company paid $150,000 as a structure fee to ComVest Advisors, LLC, an affiliate of The ComVest Group, in connection with this transaction.

On December 21, 2012, Unified Payments and its subsidiaries entered into an Asset Purchase Agreement with Cynergy Data, LLC whereby Unified Payments sold and Cynergy Data purchased all of Unified Payments’ right, title and interest in and to (i) an existing Merchant Portfolio boarded with Cynergy Data (the “Existing Portfolio”), (ii) all revenues derived from the Existing Portfolio which the parties calculated to be at least $525,000 per month, and (iii) the Merchant Agreements that formed a part of the Existing Portfolio (collectively the “Assets Sold”). Pursuant to the Asset Purchase Agreement, Cynergy Data assumed those liabilities directly associated with the Existing Portfolio and all payments to down-line agents (the “Assumed Liabilities”). The aggregate consideration for the Assets Sold and Cynergy Data’s assumption of the Assumed Liabilities consisted of an agreement to terminate the existing EP Processing Agreement between Unified Payments and Cynergy Data and forgiveness of all obligations of Unified Payments under that EP Processing Agreement. Additionally, simultaneously with the execution of the Asset Purchase Agreement, Unified Payments and PC Acquisition, LLC executed a Termination Agreement that terminated all of PC Acquisition’s rights to warrants and options in Unified Payments previously issued by Unified Payments to PC Acquisition as described above.

The Market for Electronic Payments

In recent years, cash transactions have increasingly been replaced by cashless electronic transactions. Payment processing involves all aspects and procedures that allow businesses to accept and process cashless transactions. Unified Payments’ payment processing services enable merchants to accept credit cards as well as other forms of cashless payments (such as prepaid cards, gift cards and other forms of non-cash payments) in both traditional card-present and card-not-present environments.

The payment processing industry is a rapidly evolving and integral part of today’s worldwide financial structure. The proliferation in the uses and types of payment cards, including in particular debit and prepaid cards, the growth of the Internet, significant technological advances in payment processing and financial incentives offered by issuers of payment cards have contributed greatly to wider merchant acceptance and increased consumer use of such cards. The ability to accept cashless transactions allows merchants to access a broader universe of consumers and, by using credit or debit cards, consumers are able to make purchases more conveniently, whether in person, over the Internet, by mail, fax or telephone.

As an example of the processing of an electronic payment, the below diagram illustrates the participants involved in a credit card transaction. There are four main participants: the merchant, the member service provider (e.g., Unified Payments), the sponsoring bank and the data processor.

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Merchants represent the customer base of Unified Payments. Merchants are primarily business owners that accept credit card payments in exchange for their merchandise and services. Member service providers are third-party service providers, like Unified Payments, that are registered with a sponsoring bank or other financial institution to act as agents for the purpose of servicing merchants. Sponsoring banks are financial institutions that are card association members and provide the funds on behalf of the card user, enabling merchants to accept payment cards. Data processors are institutions that gather sales information from merchants, obtain authorization for merchants’ transactions from card issuers, facilitate the collection of funds from sponsoring banks for payment to merchants and provide merchant accounting and settlement services on behalf of the member service providers.

Member service providers are required to be sponsored by a financial institution that is a principal member of the card associations (e.g., Visa and MasterCard) in order to offer merchants electronic transaction and payment processing services for card transactions. In order to obtain sponsorship, financial institutions generally perform due diligence on the member service providers and member service providers pay fees to register with the card associations and are subject to requirements of the card associations regarding marketing of merchant accounts and use of the card associations’ names and logos. Unified Payments is sponsored primarily by three member banks — Harris Bank, N.A., Wells Fargo Bank, N.A. and First National Bank of Omaha. Unified Payments is a registered independent sales organization with Visa® and a registered member service provider with MasterCard®.

Business Model and Growth Strategy

Unified Payments’ business markets its payment processing services through a nationwide direct and indirect sales force of over 100 sales professionals. Unified Payments contracts with other independent sales organizations and independent sales agents to attract new merchant accounts and uses third-party developed systems to provide electronic data transmission and other back office services. Independent sales organizations generally maintain dedicated sales, marketing and relationship management departments. Unified Payments’ business operates as a centralized shared-resource to the independent sales organizations. By centralizing critical business functions into a shared-resource model, Unified Payments’ business is able to offer its independent sales organizations scale and cost savings, which enables them to focus on revenue generation. Shared-resource services include back office merchant operations, such as underwriting, risk management, support, relationship management, portfolio analysis and data entry, as well as other administrative functions, such as accounting, compliance and human resources. Unified Payments’ business also outsources certain services to third-party service provides, including the receipt and settlement of funds.

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The Company plans to grow Unified Payments’ business by further penetrating the merchant market through its direct sales force, independent sales agents and alliances with local trade organizations, banks and value-added resellers.

Revenues

Unified Payments’ business generates revenues from transaction fees, service fees and other fees associated with processing of cashless transactions at the point of sale. Unified Payments serves merchants primarily in the retail, education, restaurant, supermarket, petroleum and hospitality sectors. Unified Payments earns revenue principally from transaction fees associated with the processing of debit and credit card transactions initiated by each of Unified Payments’ merchant customers. Transaction fees are assessed to Unified Payments’ merchant customers via traditional “discount rates,” which are generally based on a specified percentage of the transaction value, as well as a specified amount per transaction. Unified Payments also earns revenue from periodic fees for providing various merchant payment services (e.g., help desk support and fraud monitoring), as well as from the sale of payment processing equipment (e.g., point-of-sale credit and debit card terminals) and software solutions to its merchant customers. The primary costs incurred in delivering services to Unified Payments’ merchant customers are interchange fees paid to card-issuing banks and various transaction fees paid to third-party network service providers and processing banks.

For the year ended December 31, 2011, Unified Payments processed nearly 35 million transactions, representing approximately $2.2 billion in processing volume to over 15,500 merchants located across the United States, generating approximately $59.5 million in revenue, an operating loss of approximately $2.0 million and a net loss of approximately $5.0 million after incurring net interest expense of approximately $2.9 million. As of December 21, 2012, Unified Payments’ results of operations no longer include revenue or expense items associated with a Merchant Portfolio boarded with Cynergy Data, LLC due to the sale of such assets on such date to Cynergy Data, LLC. Revenues derived from that Merchant Portfolio were calculated by the parties to be at least $525,000 per month. For additional information, see the fourth paragraph under “Business of Unified Payments” above.

Services and Product Offerings

Unified Payments’ services and product offerings facilitate the exchange of information and funds between merchants and cardholders’ financial institutions, providing end-to-end electronic payment processing services. Unified Payments facilitates acceptance of all major credit cards including Visa, MasterCard, American Express, Discover, JCB, eChecks and other application or industry specific card-based solutions.

Unified Payments’ services and product offerings to independent sales organizations and merchants are described more fully below.

•	Application Evaluation Underwriting — There are varying degrees of risk associated with different merchant types based on their industry, the nature of the merchant’s business, processing volumes and average transaction size. As such, varying levels of scrutiny are needed to evaluate a merchant application and to underwrite a prospective merchant account. These range from basic due diligence for merchants with low risk profiles to more comprehensive review for higher risk merchants. The results of this assessment serves as the basis for decisions regarding acceptance of the merchant account, criteria for establishing reserve requirements, processing limits, average transaction amounts and pricing. Once aggregated, these factors also assist Unified Payments in monitoring transactions for those accounts when pre-determined criteria have been exceeded.

•	Merchant Set-up and Training — Unified Payments provides complete merchant set up and training once a merchant contract is executed. Unified Payments provides the software configuration that is downloaded to the merchant’s payment card terminal, point of sale system or computer. This configuration includes the merchant identification number, which, depending on the contract in question, allows the merchant to accept Visa and MasterCard, as well as debit cards and other payment cards, such as American Express, Discover and Diners Club. The software configuration can also accommodate check verification and gift and loyalty programs, if needed. If a merchant requires a pin-pad to accept debit cards, the configuration allows for the terminal or computer to communicate with the peripheral device. After the download is accomplished, the Unified Payments provides complete training sessions on the use of the products.

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•	Transaction Processing — Unified Payments offers core transaction processing services to its merchant base through its third party processors such as TSYS, Paymentech and First Data. A transaction begins with authorization of the customer’s credit or debit card. The transaction data is captured by the processor and electronically transmitted to the issuer of the card, which then determines the availability of credit or debit funds. The issuer then communicates an approval decision back to the merchant. This process typically takes less than five seconds. After the transaction is completed, the final transaction data is transmitted to the card issuer for settlement of funds.

•	Risk Management/ Detection of Fraudulent Transactions — Unified Payments makes available risk management and fraud monitoring services to assist independent sales organizations in managing merchant accounts.

•	Merchant Service and Support — Unified Payments provides merchants with ongoing service and support. Customer service and support includes answering billing questions, responding to requests for supplies, resolving failed payment transactions, troubleshooting and repairing equipment, educating merchants on general industry compliance, assisting merchants with pricing changes and purchases of additional products and services. Unified Payments maintains a toll-free help line staffed by its customer service representatives.

•	Dispute Resolution (Chargeback Service) — In the event of a billing dispute between a cardholder and a merchant, Unified Payments assists the merchant in investigating and resolving the dispute.

•	Merchant Reporting — Unified Payments assists independent sales organizations and merchants with reporting of transaction data. This data is used to provide customers with information (such as charge volume, discounts, fees and funds held for reserves) to assist in tracking account activity. This information is archived and merchants have access to the information through Unified Payments’ customer service representatives or online through an Internet-based customer service system.

•	Point of Sale Equipment — Unified Payments offers payment authorization terminals and peripheral equipment, which are compact and simple to operate. These devices facilitate the processing of all available payment options, such as checks, credit, debit, EBT, stored value and smart cards. These solutions are cost-effective and tailored for both retailer and e-commerce markets of all sizes. Unified Payments’ customers can choose among countertop, integrated, stand-alone or wireless models (including iPad, Android tablet and smartphone point of sale terminals), each offering support for a variety of payment options to fit into specific merchant environments.

Competition

The payment processing industry is highly competitive. Unified Payments’ business competes with organizations of all sizes in providing payment processing and related services to merchants. Many of Unified Payments’ competitors are larger and more established than Unified Payments and have substantially greater financial and other resources than Unified Payments. The larger payment processing businesses that compete with Unified Payments, including First Data Corporation, Vantiv, Inc., Heartland Payment Systems, Inc., Chase Paymentech Solutions, LLC and Elavon, Inc., serve a broad market spectrum of small and larger merchants. Some of Unified Payments’ competitors operate as subsidiaries of financial institutions or bank holding companies, which may allow them to aggregate banking and payment processing solutions thereby providing regulated services that Unified Payments is unable to offer and potentially allowing for more attractive pricing to merchants.

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The Company believes that Unified Payments’ specific focus on small and medium size merchants combined with its understanding of the needs and risks associated with providing payment processing services to this demographic provides it a competitive advantage over larger service providers that typically have broader market focus. Additionally, the Company believes that Unified Payments’ proprietary technologies and its partnerships set it apart from smaller or similar size businesses that compete in the same demographic as Unified Payments.

Employees

As of April 16, 2013, Unified Payments’ business had 32 employees, 26 of which were full-time employees.

Properties

Unified Payments leases approximately 5,200 square feet of office space in North Miami Beach, Florida with rent in the amount of $16,852.50 per month. This lease currently is on a month-to-month basis and is not evidenced by a written lease agreement. Unified Payments and the landlord are in the process of negotiating a written lease agreement. The Company intends to move its corporate headquarters and principal executive office to this location prior to April 30, 2013 when its current lease term for its existing office space in Miami, Florida expires. The Company believes that this facility is adequate for its anticipated needs.

A subsidiary of Unified Payments leases approximately 2,534 square of office space in Lodi, California with rent in the amount of $4,079.74 per month. This property is being used for customer support and relationship management, as well as west coast support. The current lease term expires June 1, 2013. The Company believes that this facility is adequate for its anticipated needs.

A subsidiary of Unified Payments leases approximately 225 square of office space in Westchester, Illinois with rent in the amount of $2,600 per month. This property is a shared office space and is being used as a sales office. This lease currently is on a month-to-month basis. The Company believes that this facility is adequate for its anticipated needs.

Legal Proceedings

On December 29, 2010, Yehuda Keller, Alexander Tyrel Rosean, Yaacov Lipsker, Lechaim Merchant Services Corp., Merchant Development Group, Zalman Blachman, Moshe Wisnefsky, Yekusiel Chanin and Shellie Zuckerman and Susan Hillman as Trustees of The Woods Exemption Trust commenced an action against Merchant Capital Portfolios, LLC, Business Payment Systems, LLC, Oleg Firer, Leon Goldstein, Anthony W. Holder, Star Capital Holding Corp., Star Capital Management, LLC, Star Capital JV, LLC, Process Pink, LLC, Merchant Processing Services Corp., Unified Pay Corporation, MMOA Inc. a.k.a. Money Movers of America, Inc., National Processing Company, RBL Capital Group, LLC, The ComVest Group, ComVest Investment Partners, Cynergy Holdings LLC, Cynergy Data, LLC, Cynergy Prosperity Plus, LLC and Does 1 through 100, in the Supreme Court of the State of New York, County of New York (Index No. 652408-2010E). The complaint alleges, among other things, that the defendants failed to make certain residual payments to the plaintiffs after allegedly assuming such payment obligations when certain of the defendants purchased certain merchant accounts from a third party owner. The alleged causes of action include claims for, among other things, breach of contract, breach of the implied covenant of good faith and fair dealing, equitable estoppel, promissory estoppel, promissory fraud, tortious interference with contract, unjust enrichment, conversion, fraudulent conveyance and fraud, and seek an unspecified amount of damages. While it is too early to predict the outcome of this matter, the Company’s management intends to vigorously defend the matter.

On June 26, 2012, Wayne Orkin, a former employee of Unified Payments, filed an action against First Business Solutions Corp, Unified Pay Corp. Oleg Firer and Does 1 through 50, in the Superior Court of the State of California, County of Los Angeles, Long Beach Courthouse (Case No. NC057443). The complaint alleges, among other things, that the defendants breached the terms of an employment agreement entered into between the parties and that the defendants allegedly usurped the plaintiff’s rights to royalties from a certain payment browser technology developed by the plaintiff. The alleged causes of action include claims for breach of contract, breach of the implied covenant of good faith and fair dealing, fraud and intentional deceit, conversion and intentional infliction of emotional distress, and seek general and compensatory damages in excess of $500,000, as well as punitive and treble damages. While it is too early to predict the outcome of this matter, the Company’s management intends to vigorously defend the matter.

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Unified Payments and its subsidiaries are involved in certain additional legal proceedings and claims that arise in the ordinary course of business. Such proceedings and/or claims could ultimately result in damage awards, settlement payments and/or other negative consequences.

Item 1.02 Termination of a Material Definitive Agreement.

On April 15, 2013, the Company and Bond Street Management LLC entered into an agreement terminating that certain Management and Consulting Agreement, dated October 24, 2012 (the “Consulting Agreement”), pursuant to which Bond Street Management LLC was providing certain management and consulting services, as well as other services, to the Company and its subsidiaries. The parties agreed to terminate the Consulting Agreement because the Company no longer needed the services of Bond Street Management LLC. The Company did not incur any early termination penalties in connection with the termination of the Consulting Agreement.

Francesco Piovanetti is Chief Executive Officer and President of Bond Street Management LLC, and a trust of which Mr. Piovanetti is a beneficiary owns a 25% ownership interest in Bond Street Management LLC. Mr. Piovanetti provided services as Chief Executive Officer of the Company pursuant to the Consulting Agreement. For the services provided under the Consulting Agreement (including Mr. Piovanetti’s compensation as Chief Executive Officer of the Company), the Company paid Bond Street Management LLC a service fee of $50,000 per month and reimbursed Bond Street Management LLC for all of its documented business expenses incurred directly on behalf of the Company. In addition, the Company was responsible for all costs and expenses directly attributable to the salaries, bonuses and fringe benefits payable to accounting and operations employees of Bond Street Management LLC to the extent of the accounting, operating and other administrative services provided by Bond Street Management LLC on behalf of the Company pursuant to the Consulting Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures contained under Item 1.01 are incorporated herein by this reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2013, Francesco Piovanetti resigned as Chief Executive Officer and as a director of the Company, and the Company appointed Oleg Firer as its new Chief Executive Officer and as a director to fill the vacancy created by Mr. Piovanetti’s resignation. Mr. Firer was selected as Chief Executive Officer and a director of the Company in connection with TOT Group’s acquisition of the business assets of Unified Payments as described in Item 1.01 above. As previously reported, on March 8, 2013, in connection with the term sheet entered into for the Company’s acquisition of Unified Payments’ business assets, the Company provided to Unified Payments a bridge loan in the amount of up to $750,000. As security for the bridge loan, Mr. Firer, as a guarantor, entered into the loan agreement, and entered into a non-recourse guaranty and a pledge agreement, pursuant to which he pledged his common membership interest in Unified Payments as security for his obligations under the non-recourse guaranty. Except as it relates to the foregoing bridge loan, there have been no transactions and there are no currently proposed transactions in which the Company was or is to be a participant and in which Mr. Firer had or will have a direct or indirect material interest that requires disclosure pursuant to Item 404(a) of Regulation S-K. Mr. Firer has not been, and he is not at the time of this disclosure expected to be, named to any committee of the Board of Directors of the Company.

Oleg Firer, age 35, served as Executive Chairman of Unified Payments from January 2011 until its acquisition by TOT Group on April 16, 2013. From July 2004 until December 2012, Mr. Firer served as President, Chief Executive Officer and Secretary (and from May 2006 until December 2012 as Treasurer and from May 2008 until December 2012 as Chief Financial Officer) of Acies Corporation, a provider of payment processing solutions to small and medium size merchants across the United States. Mr. Firer also served as a director of Acies Corporation from May 2005 until December 2012. Mr. Firer served as the President of GM Merchant Solution, Inc. (from August 2002) and Managing Partner of GMS Worldwide, LLC (from August 2003) until their assets were acquired by Acies Corporation in June 2004. From November 2002 to December 2003, Mr. Firer served as the Chief Operating Officer of Digital Wireless Universe, Inc. From December 2001 to November 2002, Mr. Firer served as the Managing Partner of CELLCELLCELL, LLC. From March 1998 to December 2001, Mr. Firer served as Vice President of SpeedUS Corp. Mr. Firer studied Computer Science at New York Technical College from 1993 to 1995. The Company believes that Mr. Firer’s leadership roles in various payment processing companies makes him qualified to serve as a director of the Company.

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There has been no definitive plan, contract or arrangement to which Mr. Firer is a party or in which he participates that was entered into, or any amendment to such a plan, contract or arrangement, in connection with Mr. Firer’s appointment as Chief Executive Officer or a director of the Company and there was no grant or award to Mr. Firer, or modification thereto, under any such plan, contract or arrangement in connection with his appointment as Chief Executive Officer or a director of the Company.

Item 8.01 Other Events.

On April 16, 2013, the Company issued a press release announcing the completion of its acquisition of Unified Payments. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

In connection with TOT Group’s acquisition of substantially all of the business assets of Unified Payments as described in Item 1.01 above, on April 16, 2013, Steven Wolberg was appointed Chief Legal Officer and Secretary of the Company and Tim Greenfield’s position with the Company is contemplated to be changed from President of Mobile Commerce and Payment Processing to President of Corporate Development of TOT Group.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

To be filed by amendment not later than 71 calendar days after April 22, 2013.

(b) Pro forma financial information

To be filed by amendment not later than 71 calendar days after April 22, 2013.

(d) Exhibits.

Exhibit No.	Description
2.1	Contribution Agreement, dated as of April 16, 2013, among Net Element International, Inc., Unified Payments, LLC, TOT Group, Inc., Oleg Firer and Georgia Notes 18 LLC
10.1	Termination Agreement for Management and Consulting Agreement, dated April 15, 2013, between Net Element International, Inc. and Bond Street Management LLC
99.1	Press Release dated April 16, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET ELEMENT INTERNATIONAL, INC.

Date: April 17, 2013	By: /s/ Jonathan New
	Name:	Jonathan New
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Contribution Agreement, dated as of April 16, 2013, among Net Element International, Inc., Unified Payments, LLC, TOT Group, Inc., Oleg Firer and Georgia Notes 18 LLC
10.1	Termination Agreement for Management and Consulting Agreement, dated April 15, 2013, between Net Element International, Inc. and Bond Street Management LLC
99.1	Press Release dated April 16, 2013